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                                                                    Exhibit 2(b)


                                 ASSIGNMENT AGREEMENT
                                 --------------------

         ASSIGNMENT AGREEMENT, dated as of July 21, 1997 (this "Agreement"), between T5 ACQUISITION CORP. ("T5"), a Georgia corporation and a direct, wholly-owned subsidiary of Tyco International (US) Inc. (formerly Tyco International Ltd.), a Massachusetts corporation ("Old Tyco"), and T7 ACQUISITION CORP. ("T7"), a Georgia corporation and a direct, wholly-owned subsidiary of Tyco International Ltd., a Bermuda company limited by shares ("Tyco").

         1. Old Tyco, T5 and INBRAND CORPORATION, a Georgia corporation, are parties to that certain Agreement and Plan of Merger dated as of May 12, 1997 (the "Merger Agreement");

         2. Pursuant to Section 8.09 of the Merger Agreement, all or any of the rights of T5 may be assigned to any direct, wholly-owned subsidiary of Old Tyco or Tyco provided that no such assignment shall relieve T5 of its obligations under the Merger Agreement. T5's rights under the Merger Agreement shall be assigned to a direct, wholly-owned subsidiary of Tyco if such assignment is required in order that the merger contemplated by the Merger Agreement constitute a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended; and

         3. T5 desires to assign, and T7 desires to assume, all of the rights and obligations of T5 under the Merger Agreement.

         NOW, THEREFORE, in consideration of the foregoing and for such other good and valuable consideration, the receipt of which is hereby acknowledged, T5 and T7 agree that all of the rights and obligations of T5 under the Merger Agreement are hereby assigned to, and assumed by, T7 .

         IN WITNESS WHEREOF, T5 and T7 have caused this Agreement to be executed by their respective, duly authorized officers as of the date first written above.

                                  T5 ACQUISITION CORP.


                                  By: /s/ Mark H. Swartz
                                     ----------------------------
                                       Name:  Mark H. Swartz
                                       Title: Vice President



                                  T7 ACQUISITION CORP.


                                  By: /s/ Mark H. Swartz
                                     ----------------------------
                                       Name:  Mark H. Swartz
                                       Title: Vice President